EXHIBIT 4.1
- CONFIDENTIAL -
SUBSCRIPTION AGREEMENT
SUBSCRIPTION FOR SHARES

Name of subscriber:	(the “Purchaser”)

Shares subscribed for:	common shares (“the Shares”) of CanArgo Energy Corporation (“the Company”)

Total Subscription Price for the Shares:	NOK

Placement agents:	The shares are subscribed for through Orion Securities ASA and Terra Securities ASA (collectively, the “Agents”).

Date of subscription:	19 September 2006

Conditions precedent:	The closing of the Offering is conditioned upon minimum gross proceeds to the Company of $5 million and that the AMEX approves the listing of the shares (collectively, the “Condition Precedent”).

Post-closing covenants:	The Company shall list the Shares on the Oslo Stock Exchange as soon as practicable after the Shares have been registered for resale under the United States Securities Act of 1933, as amended (“Securities Act”) or are otherwise freely tradeable through the facilities of the Oslo Stock Exchange in accordance with Rule 904 of Regulation S (“Regulation S”) promulgated by the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act.

Delivery of the Shares:	At such time as the Company has received gross proceeds from the sale of 13 million shares of Common Stock or such fewer number of Shares as it deems appropriate (but not less than USD$5 million in gross proceeds of sale) and such shares have been listed on the AMEX, the Company will instruct its Stock Transfer Agent to issue and deliver one or more stock certificates evidencing the Shares to Brown Brothers Harriman & Co., 140 Broadway, New York, New York, 10005-1101 Attention: Free Receive, Trade Processing Department, Telephone No.: (212) 483 1818, as custodian for DnB NOR Bank ASA, Registrars Department

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(“DnB”), registered in the name of Brown Brothers Harriman & Co., as nominee for the Purchaser, to be held by DnB on behalf of the Purchaser at such Purchaser’s risk of loss. By contacting DnB NOR Bank ASA, Registrars Departement, Aker Brygge A4, 0021 Oslo, Norway, Telephone No.: (+47) 22 48 35 80, the Purchaser may request that a stock certificate (imprinted with an appropriate restrictive legend) for his, her or its subscribed and allocated Shares is sent to the Purchaser. At such time as the Shares are registered for resale under the Securities Act or at the end of the Restricted Period (as defined blow), whichever comes first, the Company will instruct DnB to transfer the subscribed for Shares which continue to be held by DnB to Purchaser’s relevant VPS account (as stipulated herein) with the Company’s ISIN NO for its ordinary shares. If the Purchaser has previously requested delivery and received stock certificates evidencing his, her or its subscribed for Shares, as mentioned in the preceeding sentence, the Purchaser will be required to resubmit such stock certificates, at the Purchaser’s sole risk and expense, to DnB in order to have them registered in the Purchaser’s VPS account. A purchaser or other transferee of Shares who acquired ownership of his Shares from the Purchaser during the Restricted Period may be required by the Company to furnish an opinion of counsel and such other documentation as described in the section entitled “Restrictions on Resale” of Schedule 1 attached hereto and made a part hereof in order to register the transfer in the Company’s stock transfer books and to register such Shares in such person’s relevant VPS account.

Subscription price:	NOK 9.10 per Share. Minimum amount for subscription and allocation is €50,000 or currency equivalent.

Payment instructions:	Payment of the Total Subscription Price shall be made in a wire transfer of the subscribed amount in immediately available funds to Terra Securities ASA, to be held in escrow on behalf of the subscribers until the Closing Date, for deposit in the above mentioned Agent’s bank account no 7050.05.54523 by no later than 27 September 2006.

Delayed payment:	On overdue payment, interest may be charged at 9.75% per annum. The Company reserves the right to cancel, reduce

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and/or re-allocate the subscription regardless of the amount of the subscription or the order in which it was received or if the Purchaser fails to comply with the payment instructions and to seek indemnity from the Purchaser for any resulting losses, damages, costs and expenses.

Representations by Purchaser:	The Purchaser makes the representations, warranties and covenants to the Company set forth in Schedule 1 hereto, incorporated by reference herein, by his or its signature to this Agreement.

Private placement:	The Shares are offered in a private placement pursuant to an existing exemption from the prospectus delivery requirements under Norwegian law (the Securities Trade Act 1997) and in reliance upon and conformity with an exemption from the registration requirements of the Securities Act afforded by Sections 4(2) and 4(6) thereof and Regulation S promulgated thereunder.

Registration Covenant:	The Company hereby covenants to and agrees with the Purchaser that it shall use its commercially reasonable efforts to prepare and file with the SEC a Registration Statement (“Registration Statement”) on Form S-3, if available, registering the Shares for resale under the Securities Act as soon as practicable after the Closing Date hereunder. The Company’s obligation to register the Purchaser’s Shares is contingent, however, upon the Purchaser completing, executing and delivering to the Company the Questionnaire attached hereto as Schedule 3. The Company also agrees to pay the Purchaser a cash fee of 2.5% of the subscription price of its Shares for each full 5 Business Day period after receipt by the Company from all Purchasers of duly signed and completed Subscription Agreements including Schedule 3 to the Subscription Agreement until the Registration Statement is declared effective by the SEC up to a maximum of 5% of the subscription price. “Business Day” shall for the purposes of this Agreement mean any day other than a Saturday or Sunday on which commercial banks in London, Oslo and New York are open for business.

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Complete Agreement:	The Purchaser agrees to be bound by the terms of this Agreement and the Schedules attached hereto including the Term Sheet; which form part of the Agreement.

Notices:	Any notices to the parties shall be given at the addresses included on the signature page of this Agreement.

Governing law:	Norwegian law shall govern this Agreement, although all material issues relating to the Securities Act and any exemption from the registration requirements thereunder shall be governed by United States law. The Parties consent to the Norwegian Courts as exclusive venue to resolve any claim or dispute arising under this Agreement.

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September 2006

On behalf of CanArgo Energy Corporation:

By:

Name:

Title:

Address:	Suite 9/10 Borough House Rue du Pre St. Peter Port Guernsey GY1 3RR British Isles Telephone: +(44) 1481 729980 Telefax: +(44) 1481 729982
Purchaser:
[Please Complete The Following Information And Sign This
Agreement In The Designated Place Below]

Name:

[Please type or print your name]

Signature:

Authorized Signatory

Number/ Birth Number

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Address:

Tel. nr.:

Mob. nr.:

Fax no:

VPS account no:

Schedules
Schedule 1:	Representations by Purchaser
Schedule 2:	Definition of US Persons
Schedule 3:	Questionnaire

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SCHEDULE 1
to the
Subscription Agreement
A.      REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser hereby represents, warrants and covenants to the Company as follows:
1.      Compliance with United States Securities Laws
Purchaser understands and acknowledges that (a) the Shares have not been and, except to the extent described in “Registration Covenant” below, will not be registered under the Securities Act of 1933 as amended (the “Securities Act”) or any state or blue sky or foreign securities laws (collectively, “Securities Laws”), and may not be offered or sold in the United States or to, or for the account or benefit of, any “U.S. person” (as defined in Regulation S, which definition is set out in Schedule 2 to the Subscription Agreement), unless such Shares are registered under applicable Securities Laws or such offer or sale is made pursuant to exemptions from the registration requirements of such Laws, (b) the Shares are being offered and sold (i) pursuant to the terms of Regulation S promulgated under the Securities Act by the United States Securities and Exchange Commission (the “SEC” or the “Commission”), which permits securities to be sold to non-“U.S. persons” in “offshore transactions” (as defined in Regulation S) or (ii) only to “Qualified Institutional Buyers” (as defined in Rule 144A) in a private placement that does not involve a public offering, subject in each case, to certain terms and conditions, (c) the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of the exemptions from registration under the Securities Act relied upon by the Company and the suitability of the Purchaser to acquire the Shares; (d) the Shares have been offered and sold to the Purchaser either (i) in an “offshore transaction” and Purchaser has not engaged in any “directed selling efforts”, as each such term is defined in Regulation S or (ii) in a private placement that does not involve a public offering, and (e) in the view of the Commission, the statutory basis for the exemption from registration claimed for this Offering would not be present if the Offering of the Shares, although in technical compliance with the Securities Act and the Regulations and Rules promulgated thereunder, is part of a plan or scheme to evade the registration provisions of the Securities Act and, accordingly, the Purchaser is making the representations and warranties in this Schedule to evidence its compliance with the applicable requirements of the Securities Act and such Regulations and Rules and that its participation in such Offering is not a part of any such plan or scheme.

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2.      Status of Purchaser
(a)      Purchaser is purchasing the Shares for its own account or for persons or accounts as to which it exercises investment discretion for investment and with no present intention to participate in a public distribution of the shares or any interest therein. Purchaser or the persons or accounts as to which Purchaser exercises investment discretion are either [CHECK ONE]:
☐(i)	not a “U.S. person” (as defined in Regulation S); or

☐(ii)	if a U.S. person, a “Qualified Institutional Buyer” (as defined in Rule 144A), and neither Purchaser nor such other person or account has any present intention to sell any of the Securities in the United States or to a U.S. person or to or for the account or benefit of a U.S. person either now or promptly after expiration of the earlier of (i) registration of the Shares under the Securities Act or (ii) the first anniversary of the date hereof (“Restricted Period”). See Schedule 2 attached for definitions of “U.S. person” and “Qualified Institutional Buyer”.
(b)      Purchaser (and any person or account on whose behalf Purchaser is purchasing) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in restricted securities (such as the Shares) and has had access to and reviewed and considered all information it deems relevant in making a decision to purchase the Shares. Purchaser acknowledges that it is capable of evaluating the merits and risks of an investment in the Shares and to make an informed decision relating thereto. In evaluating its investment, Purchaser has consulted its own investment and/or legal and/or tax advisors.
(c)      Purchaser acknowledges that the Company has made available to Purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares and the business and financial condition of the Company and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished in accordance herewith. Purchaser and its advisors, if any, have received complete and satisfactory answers to all such inquiries.
(d)      Purchaser has agreed to purchase the Shares for investment purposes and not with a view to a distribution. Purchaser is not an underwriter of, or dealer in, the Shares and is not participating, pursuant to a contractual arrangement, in the distribution of the Shares. To the extent that the Shares are registered in the name of Purchaser’s nominee, Purchaser confirms that such nominee is acting as custodian for Purchaser of such securities.
(e)      Purchaser understands that no U.S. Federal or state or any foreign governmental or self regulatory authority or agency has made or will make any finding or determination relating to the

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fairness for public investment in the Shares, or has passed upon or made, or will pass upon or make, any recommendation or endorsement of the Shares.
(f)      If Purchaser is a partnership, corporation, trust or other entity, the individual executing this Subscription Agreement on its behalf represents and warrants that:
     (i)      He or she has made due inquiry to determine the truthfulness of the representations and warranties made by the Purchaser in this Purchase Agreement; and
     (ii)      He or she is duly authorized under the corporation’s charter and by all requisite corporate action (and if the Purchaser is a partnership, trust or other unincorporated entity, by the agreements, deeds, indentures or other instruments pursuant to which such entity was organized and all requisite action to be taken by such entity) to make this investment and to enter into, execute and deliver this Subscription Agreement on behalf of such entity.
3.      Restrictions on Re-Sale
(a)      During the Restricted Period, Purchaser shall not engage in any activity for the purpose of, or which may reasonably be expected to have the effect of, conditioning the market in the United States for the Shares or directly or indirectly offer, sell, transfer, pledge or otherwise dispose of the Shares, any interest therein in the United States or to, or for the account or benefit of, a “U.S. person” (as defined in Regulation S) in violation of any Securities Laws. Purchaser hereby also agrees that it shall not, either directly or indirectly, sell short the Company’s Shares of Common Stock on the American Stock Exchange or otherwise in the United States or engage in any other hedging activities in the United States during the Restricted Period and it has not made any such sale in anticipation of purchasing the Shares.
(b)      Purchaser understands that the Shares or any interest therein are only transferable on the books and records of the Transfer Agent and Registrar of the Common Stock of the Company. Purchaser further understands that the Transfer Agent and Registrar will not register any transfer of the Shares or any interest therein which the Company in good faith believes violates the restrictions set forth herein.
(c)      Unless registered under the Securities Act, any proposed offer, sale, transfer, pledge or other disposition during the Restricted Period of any of the Shares or any interest therein shall be subject to the condition that Purchaser must deliver to the Company (i) a written certification that either (i) neither record nor beneficial ownership of the Shares or any interest therein, as the case may be, has been offered or sold in the United States or to, or for the account or benefit of, any “U.S. person” (as defined in Regulation S) or (ii) the record nor beneficial ownership of the Shares or any interest therein, as the case may be, has been offered or sold to a Qualified Institutional Buyer in accordance with Rule 144A, (ii) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such Shares or any interest therein, as the case may be) is either (i) not a “U.S. person” (as defined in

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Regulation S) or (ii) is a Qualified Institutional Buyer, that such transferee is acquiring such Shares or such interest therein, as the case may be, for such transferee’s own account (or an account over which it has investment discretion) and for investment and not with a view to a distribution, and that such transferee is knowledgeable of and agrees to be bound by the restrictions on re-sale set forth in this section and Regulation S or Rule 144A, as the case may be, during the Restricted Period, and (iii) a written opinion of United States counsel, in form and substance satisfactory to the Company, to the effect that the offer, sale, transfer, pledge or other disposition of such Shares, or any interest therein, as the case may be, are exempt from registration under the Securities Act and any applicable state securities or blue sky laws.
(d)      Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Subscription Agreement or the Shares or any interest therein otherwise than in compliance with all applicable Securities Laws, and the rules and regulations promulgated thereunder.
4.      Legends
(a)      Purchaser agrees that until the Shares are registered for resale under the Securities Act or are sold pursuant to Rule 904 of Regulation S or Rule 144 after the expiration of the Restricted Period, the stock certificates representing the Shares shall bear the legend set forth below:
“The Shares of Common Stock represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the “Act”), or any other securities laws, and have been issued in reliance upon exemptions from registration under the Act contained Sections 4(2) and 4(6) of the Act and in Regulation S and Rule 144A under the Act. No offer, sale, transfer, pledge or other disposition (collectively, a “Disposal”) of the Shares of Common Stock represented by this certificate may be made: (a) in the United States or to, or for the account or benefit of, any “U.S. person” (as defined in Regulation S) unless (i) registered under the Act and any applicable state securities or blue sky laws or (ii) exemptions from the registration requirements of such laws are available and CanArgo Energy Corporation (the “Company”) receives a written opinion of United States legal counsel in form and substance satisfactory to it to the effect that such Disposal is exempt from such registration requirements; and (b) outside of the United States or to, or for the account or benefit of a person who is not a “U.S. person” (as defined in Regulation S) unless (i) the beneficial owner of such Shares and the proposed transferee submit certain certifications to the Company and (ii) the Company receives a written opinion of United States legal counsel in form and substance satisfactory to it to the effect that such Disposal is exempt from the registration requirements of the Act.”

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5.      Re-Offers by Purchaser in the United States
If Purchaser publicly re-offers all or any part of the Shares in the United States, Purchaser (and/or certain persons who participate in any such re-offer) may be deemed, under certain circumstances, to be an “underwriter” as defined in Section 2(11) of the Securities Act. If Purchaser plans to make any such re-offer, it will consult with United States legal counsel prior to any such re-offer in order to determine its liabilities and obligations under this Subscription Agreement, the Securities Act and any applicable state securities or blue sky or foreign securities laws.
6.      Due Execution, Delivery and Performance of the Purchase Agreement and Other Obligations
Purchaser has full right, power, authority and capacity to enter into this Subscription Agreement and to consummate the transactions contemplated hereby. Upon the execution and delivery of this Purchase Agreement by Purchaser, this Purchase Agreement shall constitute the legal, valid and binding obligations of Purchaser, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization or other similar laws, relating to or affecting the enforcement of creditors rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.
7.      Survival of Representations, Warranties and Agreements
Notwithstanding any investigation made by Purchaser, all covenants, agreements, representations and warranties made by Purchaser herein shall survive the delivery to Purchaser of the Shares.
B.      REGISTRATION COVENANTS
(a)      As soon as practicable after the date hereof, the Company shall use its commercially reasonable efforts to effect such registration of the Shares under the Securities Act as would permit or facilitate the sale and distribution of all of such Shares and, in connection therewith, shall prepare and file with the SEC and shall use commercially reasonable efforts to cause to become effective a registration statement (“Registration Statement”) on Form S-3, if available, covering the Shares; provided, however, that the Company shall not be obligated to effect more than one such registration, and; provided, further, however, that the Purchaser shall provide all such information and materials relating to the Purchaser as the Company may reasonably request and as may be required to be disclosed pursuant to applicable SEC rules and regulations, and take all such action as may be reasonably required in order to permit the Company to comply with all the requirements of the SEC applicable to selling security holders in order to cause the registration statement to be declared effective by the SEC, such provision of information and materials to be a condition precedent to the obligations of the Company pursuant to this Agreement.

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(b)      Notwithstanding subparagraph (a) above, the Company shall be entitled on not more than one occasion in any 365 day period to postpone the declaration of effectiveness of any registration statement prepared and filed pursuant to subparagraph (a) for a reasonable period of time, but not in excess of 60 calendar days after the applicable deadline, if the Board of Directors of the Company, acting in good faith, determines that there exists a happening of any event during the period that a registration statement described in subparagraph (a) hereof is required to be effective as a result of which, in the reasonable judgment of the Company, such registration statement or the related prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (a “Material Event”).
(c)      The Purchaser agrees that, upon receipt of any notice from the Company of the happening of a Material Event, the Purchaser will forthwith discontinue any disposition of Shares pursuant to any registration statement described in Subparagraph (a) until the Purchaser’s receipt of copies of supplemented or amended prospectuses prepared by the Company (which the Company will use its commercially reasonable efforts to prepare and file promptly), and, if so directed by the Company, the Purchaser will deliver to the Company all copies in their possession, other than permanent file copies then in the Purchaser’s possession, of the prospectus covering such Shares current at the time of receipt of such notice. So long as the Purchaser is deemed an “affiliate” of the Company within the meaning of Rule 144(a)(1) it agrees to discontinue disposition of the Shares during any restricted trading periods imposed on affiliates by any domestic or foreign securities laws, rules or regulations applicable to the Company, including, without limitation, any rules and regulations of any exchange on which the Shares are then listed for trading.
(d)      Except as set forth in subparagraph 2, the Company shall (i) prepare and file with the SEC the Registration Statement in accordance with subparagraph (a) hereof with respect to the Shares and shall use commercially reasonable efforts to cause such Registration Statement to become effective as provided in subparagraph (a) and to keep such Registration Statement described in subparagraph (a) continuously effective until the earlier to occur of (a) the sale of all of the Shares so registered and (b) the first anniversary of the date on which the Shares are first issued by the Company (the “Closing Date”) (it being understood that the Company’s obligations under subparagraph (a) shall not be satisfied until such occurrence); (ii) furnish to the Purchaser such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), as the Purchaser may reasonably request in order to effect the offering and sale of the Shares to be offered and sold, but only while the Company shall be required under the provisions hereof to cause such Registration Statement to remain current; (iii) use its commercially reasonable efforts to register or qualify the Shares covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions as the Purchaser shall reasonably request (provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process or pay taxes in any such jurisdiction where it has not been

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qualified), and do any and all other acts or things which may be reasonably necessary or advisable to enable the Purchaser to consummate the public sale or other disposition of the Shares in such jurisdictions; (iv) cause all such Shares to be listed on the American Stock Exchange and the Oslo Stock Exchange; (v) notify the Purchaser of any material event; (vi) so long as any registration statement described in subparagraph (a) remains effective, promptly prepare, file and furnish to the Purchaser a reasonable number of copies of any supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vii) notify the Purchaser promptly after it shall receive notice thereof, of the date and time any registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (viii) notify the Purchaser promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and (ix) advise the Purchaser promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of any registration statement or the initiation or threatening of any proceeding for that purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.
(e)      The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Shares” shall be deemed to include the common stock, if any, that the Purchaser would be entitled to receive in exchange for its securities under any such merger, consolidation or reorganization; provided, however, that, to the extent the Purchaser receives securities that are by their terms convertible into or exercisable or exchangeable for common stock of the issuer thereof, then only such shares of common stock as are issued or issuable upon conversion, exercise or exchange of said convertible, exercisable or exchangeable securities shall be included within the definition of “Shares”.
(f)      The Company shall pay all costs and expenses incurred in connection with any registration of Shares pursuant to subparagraph (a), including, without limitation, all commissions, transfer taxes, SEC, stock exchange and “blue sky” registration and filing fees, printing expenses, transfer agents’ and registrars’ fees, and the fees and disbursements of the Company’s outside counsel and independent accountants, with respect to any registration of Shares under subparagraph (a). The Purchaser shall pay its own costs and expenses and all commissions, discounts, SEC and “blue sky” registration, qualification and filing fees applicable to the Shares included therein and the fees and expenses of counsel and accountants engaged by Purchaser.

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(g)      The Company’s obligation to register the Shares pursuant to this agreement may not be assigned by the Purchaser to any person or entity without the Company’s prior written consent.
(h)      The registration rights set forth in subparagraph (a) shall terminate at such time as all of the Shares then held by the Purchaser can be sold by the Purchaser in accordance with the provisions of Rule 144 or its equivalent under the Securities Act or have been sold pursuant to a transaction effected through the facilities of the Oslo Stock Exchange in accordance with the provisions of Rule 904.

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SCHEDULE 2
to the
Subscription Agreement
DEFINITIONS OF
U.S. PERSON UNDER REGULATION S
AND
QUALIFIED INSTITUTION BUYER UNDER RULE 144A

1.	U.S. Person

	(a)	“U.S. person” means:

		(i)	Any natural person resident in the United States;

		(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;

		(iii)	Any estate of which any executor or administrator is a U.S. person;

		(iv)	Any trust of which any trustee is a U.S. person;

		(v)	Any agency or branch of a foreign entity located in the United States;

		(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

		(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

		(viii)	Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the Securities Act) who are not natural persons, estates or trusts.

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(b)	Notwithstanding paragraph (1)(a) of this rule, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a “U.S. person.”

(c)	Notwithstanding paragraph (1)(a), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

(i) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(ii) The estate is governed by foreign law.

(d)	Notwithstanding paragraph (1)(a), any trust of which any professional fiduciary acting as a trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(e)	Notwithstanding paragraph (1)(a), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(f)	Notwithstanding paragraph (1)(a), any agency or branch of a U.S. person located outside the United States shall not be deemed a “U.S. person” if:

(i) The agency or branch operates for valid business reasons; and

(ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(g)	The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed “U.S. persons.”

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2.	United States. “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

3.	Qualified Institutional Buyer.

	(a)	“Qualified Institutional Buyer” means:

		i.	Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity:

			A.	Any insurance company as defined in section 2(a)(13) of the Act ;

Note: A purchase by an insurance company for one or more of its separate accounts, as defined by section 2(a)(37) of the Investment Company Act of 1940 (the “Investment Company Act”), which are neither registered under section 8 of the Investment Company Act nor required to be so registered, shall be deemed to be a purchase for the account of such insurance company.

			B.	Any investment company registered under the Investment Company Act or any business development company as defined in section 2(a)(48) of that Act;

			C.	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

			D.	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

			E.	Any employee benefit plan within the meaning of title I of the Employee Retirement Income Security Act of 1974;

			F.	Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (a)(1)(i)(D) or (E) of this section, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

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G.	Any business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

H.	Any organization described in section 501(c) (3) of the Internal Revenue Code, corporation (other than a bank as defined in section 3(a)(2) of the Act or a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; and

	I.	Any investment adviser registered under the Investment Advisers Act.

ii.	Any dealer registered pursuant to section 15 of the Exchange Act, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer, Provided, That securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer;

iii.	Any dealer registered pursuant to section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer; Note: A registered dealer may act as agent, on a non-discretionary basis, in a transaction with a qualified institutional buyer without itself having to be a qualified institutional buyer.

iv.	Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. Family of investment companies means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), Provided That, for purposes of this section:

	A.	Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act ) shall be deemed to be a separate investment company; and

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		B.	Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor);

	v.	Any entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; and

	vi.	Any bank as defined in section 3(a)(2) of the Act, any savings and loan association or other institution as referenced in section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the Rule in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

(b)	In determining the aggregate amount of securities owned and invested on a discretionary basis by an entity, the following instruments and interests shall be excluded: bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps.

(c)	The aggregate value of securities owned and invested on a discretionary basis by an entity shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published. In the latter event, the securities may be valued at market for purposes of this section.

(d)	In determining the aggregate amount of securities owned by an entity and invested on a discretionary basis, securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under section 13 or 15(d) of the Exchange Act, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

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(e)	For purposes of this section, riskless principal transaction means a transaction in which a dealer buys a security from any person and makes a simultaneous offsetting sale of such security to a qualified institutional buyer, including another dealer acting as riskless principal for a qualified institutional buyer.

(f)	For purposes of this section, effective conversion premium means the amount, expressed as a percentage of the security’s conversion value, by which the price at issuance of a convertible security exceeds its conversion value.

(g)	For purposes of this section, effective exercise premium means the amount, expressed as a percentage of the warrant’s exercise value, by which the sum of the price at issuance and the exercise price of a warrant exceeds its exercise value.

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Schedule 3
To
Subscription Agreement
CanArgo Energy Corporation
Selling Securityholder Questionnaire
Ladies and Gentlemen:
     It is expected that the undersigned will be a Selling Securityholder to be named in a forthcoming registration of a secondary offering of common stock, $.10 par value per share, (“Common Stock) of CanArgo Energy Corporation (the “Company”). The undersigned hereby furnishes the following information for use by the Company in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (“SEC”).
     Please answer every question. If the answer to any question is “no”, “not applicable” or “as stated”, please so state. Complete all questions with information correct as of September 22, 2006 unless otherwise indicated. If there is not enough room for your answer to any of the following questions, please use separate sheets and attach them to the questionnaire. Please sign and date this Questionnaire in the space provided below and return the completed Questionnaire together with your signed Subscription Agreement to your Placement Agent for delivery to the Company.
1.	Please type or print your name exactly as it should appear in the Registration Statement. Provide your current address.

Name

Principal Residence or Mailing Address:

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2.	Your Security Holdings
(a)	State the total number of shares of Common Stock owned “beneficially"[1] by you as of September 22, 2006:

Number of
Securities Owned
	Title of	Beneficially as of
	Security	September 22, 2006
Common Stock
(b)	If, as a result of applying the rules regarding beneficial ownership summarized in Appendix A to this Questionnaire, you have included in the amount stated in response to Question 2(a) above securities which are not owned of record by you, please give details as to the nature of such “beneficial” ownership of such securities and state the amount of the securities so owned.

Nature of
Title of	Number of	Beneficial
Security	Ownership	Securities
Common Stock
(c)	If, as a result of applying the rules regarding beneficial ownership summarized in Appendix A to this Questionnaire, you have excluded from the amount stated in response to Question 2(a) above securities which are not owned of record by you, please state the amount so excluded and explain why you are not the “beneficial” owner of such securities.

Explanation of
Title of	Number of	Non-Beneficial
Security	Securities	Ownership
Common Stock

[1] Please consult Appendix A to this Questionnaire for information as to the meaning of “beneficial ownership”.

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(d)	If you share beneficial ownership, i.e., share voting power or investment power as defined in Appendix A, please indicate the other beneficial owner(s) and describe the circumstances below.

Name of Person and
Title of	Number of	Nature of Shared Voting
Security	Securities	or Investment Power
Common Stock
3.	Indicate below any person or entity that acts together with you in acquiring, holding, voting or disposing of securities of the Company and may therefore be considered to be a part of a “group” with you for United States federal securities law purposes:

Name of
Title of	Number of	Persons
Security	Securities	in Group
Common Stock
4.	If you have the right to purchase any additional securities of the Company of any class, please indicate the number of securities you have a right to purchase and any contingencies relating to the same.

Title of	Number of
Security	Securities	Contingencies
Common Stock
5.	Unless otherwise indicated below, all of the shares of Common Stock purchased by you will be included in the Registration Statement. Such number of shares of Common Stock represent the maximum number of such securities which may be included by the

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Company on the Registration Statement to be registered for sale by you. Indicate below by check mark whether you wish all of such shares of Common Stock to be registered, or whether you wish a lesser number to be registered, in which case insert such lesser number. As stated above, Securityholders who fail to complete this question will have all of such securities registered.

	Please		Register the
Title of	Register All		Following Lesser
Security	Such Securities		Number of Securities
Common Stock		or
6.	(a) Please describe any position, office or other relationship which you have had with the Company or any person or entity affiliated with the Company during the last three years. For purposes of this Question 6, a person or entity is “affiliated” with the Company if that person or entity directly, or indirectly through intermediaries, controls or is controlled by, or is under common control with, the Company.

Answer:
(b)	Does blood, marriage or adoption relate you to an executive officer or director of the Company or any person who has been chosen to become a director or officer of the Company?

Relationships more remote than first cousin need not be mentioned.

If yes, please identify the officer or director and describe the nature of the relationship.
Answer:
(c)	Have you been a member or employee of, or otherwise associated with any firm that has provided accounting services to the Company in the last fiscal year or that the Company proposes to have perform such services in the current fiscal year? If yes, please describe:

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Answer:
7.	Do you know of any voting trust, agreement or other plan or arrangements designed to control or direct the voting of the Company’s Capital Stock? If so, please describe in detail:

Answer:

8.	Are you a party to or are you aware of any contractual arrangements, including any pledge of securities of the Company, the operation or the terms of which may at a subsequent date result in a change of control in the Company? If so, please describe.

Answer:

9.	Transactions with the Company

Have you, any member of your “immediate family” or any firm, corporation or other entity with which you or any immediate family member had, have or will have a position or relationship, had a direct or indirect interest in any transaction or proposed transaction to which the Company was or is to be a party?

The term “immediate family” means your spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law.

You may exclude a transaction if the amount involved in the transaction or series of similar transactions, including all periodic payments in the case of a lease or other agreement providing for periodic payments, does not exceed $60,000. If yes, please describe:

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Answer:
10.	Plan of Distribution

Please read the following description of a proposed plan of distribution of your Shares and if conforms with the manner of your proposed sale of the Shares kindly check to box provided below:
     The following correctly summarises the intended manner of the undersigned’s proposed distribution of its Shares (the terms “we” and “us” refer to the Company).
     “Under the terms of the private placements, the shares registered for sale hereby are restricted and not available for trading on the AMEX or the OSE until after a Registration Statement filed with SEC becomes effective or offers and sales of such shares are otherwise exempt from the registration requirements of the Securities Act. Thereafter, the shares may be sold or distributed from time to time by the selling stockholders named in this prospectus, by their donees, pledgees or transferees, or by their other successors in interest. The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices, or at fixed prices, which may be changed. Each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents. We are not aware that any of the selling stockholders have entered into any arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock. The registration rights available to selling stockholders after the Registration Statement becomes effective shall terminate at such time as all shares qualified by this Registration Statement are sold by the selling stockholder in accordance with this prospectus or in accordance with the provisions of Rules 144, 144A or their equivalent under the Securities Act, or have been sold pursuant to a transaction effected through the facilities of the OSE in accordance with the provisions of Rule 904 or are otherwise freely transferable without restriction under applicable United States securities laws.
     The selling stockholders may offer their shares, subject to the restrictions outlined above, at various times in one or more of the following transactions:
•	in ordinary brokers’ transactions and transactions in which the broker solicits purchasers;

•	in transactions including block trades, in which brokers, dealers or underwriters purchase the shares as principal and resell the shares for their own accounts pursuant to this prospectus;

•	in transactions “at the market” to or through market makers in the common stock;

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•	in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

•	through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

•	an exchange distribution in accordance with the rules of such exchange;

•	in privately negotiated transactions;

•	in transactions to cover short sales; or

•	in a combination of any of the foregoing transactions.
     In addition, the selling stockholders also may sell their shares in private transactions or in accordance with Rules 144, 144A or 904 under the Securities Act rather than under this prospectus.
     From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares from time to time. The selling stockholders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by selling stockholders who donate or otherwise transfer their shares will decrease as and when the selling stockholders take these actions. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees or other successors in interest will be selling stockholders for purposes of this prospectus. The selling stockholders may use brokers, dealers, underwriters or agents to sell their shares. The persons acting as broker, dealers or agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as a principal, or both. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may deemed to be “underwriters” within the meaning of the Securities Act in connection with the sale of their shares of common stock. Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, selling stockholders and persons participating in the offer and sale of their shares will be subject to the prospectus delivery requirements of the Securities Act.
     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. We will pay the entire expenses incidental to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act.

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     The selling stockholders and any other person participating in a distribution of the securities covered by this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for certain periods prior to the commencement of or during such distribution. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to the securities.
     Under our agreements with the selling stockholders, we are required to bear the expenses relating to the registration of this offering. We estimate that the expenses of the offering to be borne by us will be approximately $1 million. The selling stockholders will bear any underwriting discounts or commissions, brokerage fees, stock transfer taxes and fees of their legal counsel. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders have agreed to indemnify us against certain liabilities in connection with the offer of the shares, including liabilities arising under the Securities Act.
     If we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act. In addition, if we are notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.
     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.
     The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default, the broker-dealer may sell the pledged shares pursuant to this prospectus.”

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The answers to the foregoing questions are true and accurate to the best of my information and belief. The undersigned understands and agrees that that the Company will rely on the accuracy and comleteness of the information sert forth herein in preparing and filing the proposed Registration Statement with the SEC. The undersigned agrees to promptly notify Elizabeth Landles at the Company at telephone +(44) 1481 729980 (telefax +(44) 1481 729982) of any changes in the foregoing answers which should be made as a result of prior inaccuracies or developments occurring before the effective date of the proposed Registration Statement.

Name of Securityholder:

(Please Type or Print)
Date:	Signature:

Authorized Signatory

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APPENDIX A — DEFINITIONS
Associate and Associated:
     “Associate” and “associated” are used to indicated the existence of a relationship with another person or entity. A person is an associate of (and associated with) each of the following:
(a)	Any business or other enterprise of which he is
(i)	a partner, officer or director; or

(ii)	directly or indirectly, the beneficial owner of 10% or more or any class of equity securities;
(b)	Any trust or estate in which he has a beneficial interest or of which he is a trustee, executor, administrator or similar fiduciary; and

(c)	Any member of his family. (Immediate family includes one’s spouse; parents; children; siblings; mothers and fathers-in-law; and brothers and sisters-in-law.)
Beneficial and Beneficially:
     “Beneficial” and “beneficially” refer to ownership of securities registered in a person’s name, or in bearer form, or otherwise held by him or by others for his benefit (including those held in trusts in which he has an interest; those held for his account by pledgees; those owned by a partnership of which he is a member; those owned by any corporation which he should regard as a personal holding corporation; or those held in the name of another person if by reason of arrangement he obtains benefits substantially equivalent to ownership or can vest and revest title in himself immediately or at some future date).
     Under revised rules adopted by the Securities and Exchange Commission, you are deemed to be the beneficial owner of a security if you directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (1) have or share voting power, or (2) have or share investment power over the security. Voting power includes the power to vote,

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or to direct the voting of, a security. Investment power includes the power to dispose of the security or to direct its disposition.
     If you are a trustee, you are the beneficial owner of equity securities held in trust where you or members of your immediate family have a vested interest in the income or principal of a trust or own a beneficial vested interest in a trust. Where you are the settlor of a trust and you retain the power to revoke the trust without the consent of all the beneficiaries, you are the beneficial owner.
     You are also the beneficial owner of any security of which you have a right to acquire beneficial ownership at any time within 60 days. For example, you beneficially own any security that you are entitled to acquire within 60 days through any means, including but not limited to (1) the exercise of any option, warrant, or right, (b) conversion of a convertible security, (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement. In addition, any person who acquires an option, warrant, right to convertible security or any power specified in (c) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such option, warrant, right, convertible security or power.
     If any equity securities of the Company are held by a corporation of which you are a majority shareholder, you are deemed the beneficial owner of such securities.
     In the absence of special circumstances you should include as beneficially owned by you any equity securities of the Company held in the name of your spouse, your minor children, or in the name of a relative who shares your home. The conclusion that you own such securities is based on the fact that such a relationship ordinarily would result in your having the power to exercise a controlling influence over either the purchase, voting or the disposition of such securities. The Securities and Exchange Commission takes the position that you also own such securities if you obtain benefits substantially equivalent to those of ownership, such as the “application of the income derived from such securities to maintain a common home [or] to meet expenses which [you] otherwise would meet from other sources. However, you are entitled to disclaim beneficial ownership of such securities if in your judgment the circumstances appear to justify a disclaimer.

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     Under the Securities and Exchange Commission’s beneficial ownership rules, all equity securities of the Company owned by you must be aggregated in calculating the number of shares beneficially owned by you, regardless of the form which such ownership takes. Please note that under the rules, a single security may be deemed to be beneficially owned by more than one person.
Control or Control Person:
     “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a company, whether through the ownership of voting securities, by contract or otherwise. Every person who, by or through stock ownership, agency, or otherwise, or who, pursuant to or in connection with an agreement or understanding with one or more other persons by or through stock ownership, agency, or otherwise, controls any person is a “control person.”
Group:
     A “group” exists when two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of a company.
Interest:
     In addition to a direct interest, the term “interest” includes any indirect interest such as through a partnership, corporation, trust or estate of which one is a partner (other than a limited partner owning less than a 10% interest in the partnership), officer, director, holder of a 10% or more equity interest, trustee, executor, administrator or similar fiduciary.
Security and Securities:
     “Security” and “securities” mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral right, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

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